Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney World Funds, Inc.:

We consent to the use of our reports dated December
18, 1998, with respect to the Portfolios listed below of Smith Barney World Funds Inc., incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

Portfolios
Pacific Portfolio
Emerging Markets Portfolio
European Portfolio
Global Government Bond Portfolio
International Equity Portfolio
International Balanced Portfolio



	KPMG
LLP


New York, New York
February 23, 1999